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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated February 24, 2005, accompanying the consolidated financial statements and Schedule II of The A Consulting Team, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.




/s/ GRANT THORNTON LLP
New York, New York
April 7, 2006